UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2016, Omeros Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), relating to the public offer and sale of 3,478,260 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), at a price to the public of $11.50 per share. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discount, commissions and other estimated offering expenses payable by the Company, are expected to be approximately $37.2 million. The offering is expected to close on August 16, 2016, subject to the satisfaction of customary closing conditions.

The offer and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-201581), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 16, 2015 and amended on March 15, 2016. The Shares are being offered and sold pursuant to a prospectus dated April 22, 2016, as supplemented by a preliminary prospectus supplement that was filed with the Commission on August 10, 2016 and a final prospectus supplement that was filed with the Commission on August 15, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, and termination provisions.

The foregoing is a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

The legal opinion of Mark A. Metcalf, Associate General Counsel of the Company, relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 11, 2016, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 11, 2016, between Omeros Corporation and Cantor Fitzgerald & Co.

5.1	Opinion of Mark A. Metcalf, Associate General Counsel of Omeros Corporation

23.1	Consent of Mark A. Metcalf, Associate General Counsel of Omeros Corporation (included in Exhibit 5.1)

99.1	Press release, dated August 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: August 15, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 11, 2016, between Omeros Corporation and Cantor Fitzgerald & Co.

5.1	Opinion of Mark A. Metcalf, Associate General Counsel of Omeros Corporation

23.1	Consent of Mark A. Metcalf, Associate General Counsel of Omeros Corporation (included in Exhibit 5.1)

99.1	Press release, dated August 11, 2016